Exhibit 99.1

Sow Good Announces Proposed Public Offering of Common Stock

IRVING, Texas, April 16, 2024 - Sow Good Inc. (OTCQB: SOWG), a trailblazer in the freeze dried candy and treat industry, announced that it has commenced an underwritten public offering for expected gross proceeds of approximately $15 million. The Company also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock issued. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Sow Good intends to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures for the expansion of production capacity, funding working and growth capital, the expansion of the Company’s sales and marketing function, and the reduction of certain tranches of indebtedness.

Roth Capital Partners is acting as sole book-running manager for the offering. Craig-Hallum is acting as the co-manager for the offering.

A registration statement on Form S-1 relating to the offering of these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) but has not yet become effective. These securities may not be sold, nor may offers to buy these securities be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The proposed offering will be made only by means of a prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus will be filed with the Securities and Exchange Commission and, when available, may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC's website, www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, risks and uncertainties related to market conditions, the risk that the proposed public offering will not be consummated on the terms or in the amounts contemplated or otherwise, and the satisfaction of customary closing conditions related to the proposed public offering, as well as those risks described under “Risk Factors” in the preliminary prospectus related to the proposed offering and in the Company’s annual report on Form 10-K for the year ended December 31, 2023, as well as the Company’s other subsequent filings with the SEC. All information provided in this release is as of the date hereof and we undertake no duty to update this information except as required by law.

About Sow Good Inc.

Sow Good Inc. (OTCQB: SOWG) is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze-drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards.

Sow Good Investor Inquiries:

Cody Slach or Jackie Keshner

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

1-214-623-6055

pr@sowginc.com